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EXHIBIT 3(ii)

                                 AMENDED BY-LAWS
                                       OF
                        CORN PRODUCTS INTERNATIONAL, INC.

                                 ---------------

                                    ARTICLE I

                                     OFFICES

         SECTION 1. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in said State is The Corporation Trust Company. The Corporation may also have an office or offices other than said registered office at such place or places either within or without the State of Delaware as the Board of Directors may from time to time designate or as the business of the Corporation may require.


                                   ARTICLE II

                                      SEAL

         SECTION 1. The seal of the Corporation shall be circular in form and shall have the name of the Corporation and the words and numerals "Corporate Seal 1997 Delaware."

                                   ARTICLE III

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. Annual Meeting. The annual meeting of stockholders of the Corporation shall be held in each year on the third Wednesday in May, or on such other date as the Board of Directors may designate, and at such time and place as the Board of Directors may designate, for the election of directors and for the transaction of such other business as may properly come before the meeting.

         SECTION 2. Special Meetings. Except as provided in the Certificate of Incorporation, special meetings of the stockholders may be called only on the order of the Chairman of the Board or the Board of Directors and shall be held at such date, time and place as may be specified by such order.

         SECTION 3. Notice; Stockholder Nominations and Proposals. Notice, in writing or by electronic transmission, of all meetings of the stockholders, shall be mailed or otherwise given as permitted by the laws of the State of Delaware to each stockholder not less than twenty nor more than sixty days before the meeting. The notice or an accompanying document shall identify the business to be transacted at the meeting and, if directors are to be elected, the candidates therefor, as determined by the Board of Directors. As used in these By-laws, the term "electronic transmission" shall mean any kind of electronic transmission or other form of remote communication that is permitted by the laws of the State of Delaware.

         Other business may be transacted at the annual meeting (but not at any special meeting), only if the Secretary of the Corporation has received from the sponsoring stockholder




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(a) not less than ninety nor more than one hundred twenty days in advance of the date which is the anniversary of the date the Corporation's proxy statement was released to security holders in connection with the previous year's annual meeting or, if the date of the applicable annual meeting has been changed by more than thirty days from the date contemplated at the time of the previous year's proxy statement, not less than ninety days before the date of the applicable annual meeting, a written notice setting forth (i) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder on the date of such stockholder's notice and (iv) any material interest of the stockholder in such proposal, and (b) not more than ten days after receipt by the sponsoring stockholder of a written request from the Secretary, such additional information as the Secretary may reasonably require. Notwithstanding anything in these By-laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 3. The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3 and, if he or she should so determine, such officer shall so declare to the meeting and any business so determined to be not properly brought before the meeting shall not be transacted.

         Other candidates may be nominated at the annual meeting (but not at any special meeting), only if the Secretary of the Corporation has received from the nominating stockholder (a) not less than ninety nor more than one hundred twenty days in advance of the date which is the anniversary of the date the Corporation's proxy statement was released to security holders in connection with the previous year's annual meeting or, if the date of the applicable annual meeting has been changed by more than thirty days from the date contemplated at the time of the previous year's proxy statement, not less than ninety days before the date of the applicable annual meeting, a written notice setting forth
(i) with respect to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) or any successor regulation or statute, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and (iii) the class and number of shares which are beneficially owned by the stockholder on the date of such stockholder's notice, and (b) not more than ten days after receipt by the nominating stockholder of a written request from the Secretary, such additional information as the Secretary may reasonably require. At the request of the Secretary of the Corporation, each nominee proposed by the Board of Directors shall provide the Corporation with such information concerning himself or herself as is required to be set forth in a stockholder's notice of nomination. Notwithstanding anything in these By-laws to the contrary, no person shall be eligible for election as a director except in accordance with the provisions of this Section 3. The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this
Section 3 and, if he or she should so determine, such officer shall so declare to the meeting and any such defective nomination shall be disregarded.


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         SECTION 4. Quorum. The holders of a majority of the voting power of the outstanding shares of the capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-laws; but, if there be less than a quorum, the holders of a majority of the voting power so present or represented may adjourn the meeting from time to time.

         SECTION 5. Voting and Proxies. Each stockholder shall, subject to the provisions of the Certificate of Incorporation, at each meeting of the stockholders be entitled to one vote in person or by proxy for each share of the stock of the Corporation which has voting power on the matter in question and which shall have been held by such stockholder and registered in his or her name on the books of the Corporation:

                  (a) on the date fixed pursuant to the provisions of Section 6 of Article VIII of these By-laws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting, or

                   (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given.

At all meetings of the stockholders, all matters, except as otherwise provided in the Certificate of Incorporation, in these By-laws, or by law, shall be decided by the vote of the holders of a majority of the voting power of the outstanding shares of the capital stock of the Corporation entitled to vote thereat present in person or by proxy, a quorum being present. Proxies may be submitted in any manner permitted by the laws of the State of Delaware. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. The Board of Directors, or, of the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have the power to appoint two or more persons to act as inspectors, to receive, canvass and report the votes cast by the stockholders at such meeting; but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

         SECTION 6. Conduct of Meeting. The Chairman of the Board or, in his or her absence, a director or officer designated by the Board of Directors or the Chairman of the Board, shall preside at all meetings of the stockholders.

         SECTION 7. Secretary of the Meeting. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; and, in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

         SECTION 1. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and at such place as may from time to time be fixed by resolution of the Board of Directors. Unless otherwise provided by law or by these By-laws, notice of regular meetings of the Board need not be given.

         SECTION 2. Special Meetings. Special meetings of the Board of Directors may be called by the number of directors which would constitute a quorum of the Board of Directors or



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by order of the Chairman of the Board. The Secretary shall give notice to each director of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting, or by delivering the same personally or by telephone or other electronic means not later than the day before the day of the meeting.

         SECTION 3. Conduct of Meeting. At meetings of the Board of Directors, the Chairman of the Board or, in his or her absence, a director designated by the Board of Directors shall preside.

         SECTION 4. Quorum and Action. At meetings of the Board of Directors, a quorum for the transaction of business shall be a majority of the total number of directors determined from time to time by the Board of Directors pursuant to Article EIGHTH of the Certificate of Incorporation. If less than a quorum shall be present, a majority of those present may adjourn any meeting until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. The act of a majority of the directors present at a meeting where a quorum is present shall be the act of the Board of Directors.

         SECTION 5. Participation by Telephone. The directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         SECTION 6. Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing or by electronic transmission or transmissions, and evidence of such consent is filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

         SECTION 7. Compensation of Directors. The directors shall receive such compensation for their services as may be prescribed by the Board of Directors and shall be reimbursed by the Corporation for ordinary and reasonable expenses incurred in the performance of their duties.

                                    ARTICLE V

                                   COMMITTEES

         SECTION 1. Appointment. The Board of Directors may appoint from among its members such committees as the Board may determine, which shall consist of such number of directors and have such powers and authority as shall from time to time be prescribed by the Board and permitted by subsection (2) of Section 141(c) of the Delaware General Corporation Law.

         SECTION 2. Regular Meetings. Regular meetings of committees shall be held at such time and at such place as may from time to time be fixed by resolution of the Board of Directors. Unless otherwise provided by law or by these By-laws, notice of regular meetings of committees need not be given.

         SECTION 3. Special Meetings. Special meetings of committees may be called by order of the chairman of the committee or the Chairman of the Board. The Secretary shall give



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notice to each member of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting, or by delivering the same personally or by telephone or other electronic means not later than the day before the day of the meeting.

         SECTION 4. Conduct of Meeting. At meetings of committees, the chairman of the committee or, in his or her absence, a director designated by the members of the committee shall preside.

         SECTION 5. Quorum. A majority of the members of any committee shall constitute a quorum for the transaction of business; provided, however, that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         SECTION 6. Participation by Telephone. The members of any committee may participate in a meeting of the committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         SECTION 7. Written Consent. Any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if all the members consent thereto in writing or by electronic transmission or transmissions, and evidence of such consent is filed with the minutes of proceedings of the committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.


                                   ARTICLE VI

                                    OFFICERS

         SECTION 1. Election of Officers. The Board of Directors shall elect the officers of the Corporation, which may include a Chairman of the Board, a President, one or more Vice Presidents, a Comptroller, a Treasurer, a Secretary and a General Counsel. Any Vice President may be given an additional designation of rank or function. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the Chairman of the Board.

         SECTION 2. Chairman and Chief Executive Officer. The Chairman of the Board shall be the chief executive officer of the Corporation, and shall have such powers and duties as customarily pertain to that office. He or she shall have general supervision over the property, business and affairs of the Corporation and over its other officers. He or she may appoint and remove assistant officers and other employees and agents. He or she may execute and deliver in the name of the Corporation all powers of attorney, contracts and other obligations and instruments.

         SECTION 3. Acting Chairman. In case of the absence or disability of the Chairman of the Board, an officer or officers designated by the Chairman of the Board or, in the absence of such designation, by the Board of Directors, shall have the powers and duties of the Chairman of the Board.


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         SECTION 4. Powers. The officers other than the Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, and other obligations and instruments pertaining to the regular course of their respective duties.

         SECTION 5. Responsibility for Audit. An officer or officers designated by the Board of Directors shall be responsible to the Board of Directors for financial control and internal audit of the Corporation and its subsidiaries.

         SECTION 6. Treasurer. The Treasurer shall have general supervision over the funding and currency management affairs of the Corporation.

         SECTION 7. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders of the Corporation, of the Board of Directors and of all committees appointed by the Board.

         SECTION 8. General Counsel. The General Counsel shall have general supervision over the legal affairs of the Corporation.

         SECTION 9. Vacancies. In case any office shall become vacant, the Board of Directors shall have power to fill such vacancy. In case of the absence or disability of any officer, the Board of Directors or the Chairman of the Board may assign the powers and duties of such office to any other officer or officers. Any officer shall be subject to removal at any time by vote of a majority of the whole Board.

         SECTION 10. Voting of Stock held by Corporation. The Chairman of the Board or the President, or a Vice President thereunto duly authorized by the Chairman of the Board, shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors may confer like powers upon any other person or persons.

                                   ARTICLE VII

                                 INDEMNIFICATION

         SECTION 1. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, she, or a person for whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such service; provided, however, that the Corporation shall indemnify any such person seeking indemnification in



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connection with a proceeding initiated by him or her only if such proceeding was authorized by the Board of Directors, either generally or in the specific instance. The right to indemnification shall include the advancement of expenses incurred in defending any such proceeding in advance of its final disposition in accordance with procedures established from time to time by the Board of Directors; provided, however, that, if the Delaware General Corporation Law so requires, the director, officer or employee shall deliver to the Corporation an undertaking to repay all amounts so advanced if it shall ultimately be determined that he or she is not entitled to be indemnified under this Article or otherwise.

         SECTION 2. The rights of indemnification provided in this Article shall be in addition to any rights to which any person may otherwise be entitled by law or under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. Unless otherwise provided when authorized or ratified, such rights shall continue as to any person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators, and shall be applicable to proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

         SECTION 3. The Corporation may purchase and maintain insurance to protect any person against any liability or expense asserted against or incurred by such person in connection with any proceeding, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under this Article or otherwise. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification as provided herein.

                                  ARTICLE VIII

                                  CAPITAL STOCK

         SECTION 1. Certificated or Uncertificated Shares. The Board of Directors may authorize the issuance of stock either in certificated or in uncertificated form. If shares are issued in uncertificated form, each stockholder shall be entitled upon written request to a stock certificate or certificates, representing and certifying the number and kind of full shares held, signed by the Chairman of the Board or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, which signatures may be facsimile.

         SECTION 2. Transfer Agent and Registrar. The Board of Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of stock of any class, and may require that stock certificates be countersigned and registered by one or more of such Transfer Agents and Registrars.

         SECTION 3. Transfer. Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof in person or by duly authorized attorney, upon surrender and cancellation of certificates, or other evidence of ownership if no certificates shall have been issued, for a like number of shares.

         SECTION 4. Lost, Stolen or Destroyed Certificates. In case any certificate for the capital stock of the Corporation shall be lost, stolen or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by it.





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         SECTION 5. Record Holders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

         SECTION 6. Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or other allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If in any case involving the determination of stockholders for any purpose (other than notice of or voting at a meeting of stockholders) the Board of Directors shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board of Directors shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.



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                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 1. Fiscal Year. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the Corporation. Unless otherwise fixed by the Board, the calendar year shall be the fiscal year.

         SECTION 2. Waiver of Notice. Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                    ARTICLE X

                                    AMENDMENT

         SECTION 1. The Board of Directors shall have power at any meeting of the Board, to add any provision to or to alter, amend or repeal any provision of these By-laws by the vote of a majority of the total number of directors determined from time to time by the Board of Directors pursuant to Article EIGHTH of the Certificate of Incorporation, provided that a statement of the proposed action shall have been included in a notice or waiver of notice of such meeting of the Board.




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